Exhibit 10.2

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of May 1, 2025, by and among Western Alliance Bank, an Arizona corporation (“Bank”), and EVERQUOTE, INC., a Delaware corporation (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 7, 2020, by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.
CONSENT. Notwithstanding any provisions of the Loan and Security Agreement, including but not limited to Sections 7.1 and 7.8 thereof, to the contrary, Bank hereby consents to Borrower selling all of the outstanding interests of Parachute Insurance Services Corp., a Texas corporation, and One-Eighty Software, Inc., a Delaware corporation, pursuant to the terms of that certain Purchase and Sale Agreement dated as of May 1, 2025, by and between Borrower and Timothy Presto, Edward Hames, and Ryan McClintock (collectively, the “Buyer”).
3.
MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.
A.
Section 6.8(a) (Accounts) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:
(a)
Borrower shall (i) maintain and shall cause each of its Subsidiaries to maintain its primary domestic depository, operating, and investment accounts with Bank (including accounts maintained with Bank that are also subject to Bank’s ICS®, the IntraFi Cash ServiceSM of IntraFi Network LLC, service) and (ii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, and letters of credit. For each account that Borrower maintains outside of Bank, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument in form and substance reasonably satisfactory to Bank. Notwithstanding, and in addition to, the foregoing, (i) at all times that any Advances are outstanding hereunder, Borrower shall maintain and shall cause each of its Subsidiaries to maintain 100% of its, and their, cash and cash equivalents in Borrower’s and its Subsidiaries’ accounts with Bank, and (ii) at all times that no Advances are outstanding hereunder, Borrower shall maintain and shall cause each of its Subsidiaries to maintain not less than 80% of its, and their, cash and cash equivalents in Borrower’s and its Subsidiaries’ accounts with Bank; provided, that, the foregoing limitations in clauses (i) and (ii) shall not apply to any cash or cash equivalents of Borrower’s Irish Subsidiary maintained in any account at or with any foreign bank or foreign financial institution other than Bank, for the purpose of paying foreign payroll obligations, and solely to the extent that all such other accounts (x) only maintain funds therein for a period not to exceed ten (10) days in any month, and (y) have less than $1,000,000 in the aggregate maintained therein at any time; provided, further, that, at all times that any Advances are outstanding hereunder and notwithstanding the foregoing clause (i) limitation, Borrower may also maintain its existing deposit accounts with JPMorgan Chase Bank, N.A., so long as (1) the aggregate balance of the deposit accounts does not exceed Twenty-Five Thousand Dollars ($25,000.00), and (2) JPMorgan Chase Bank, N.A. has executed and delivered a Control Agreement with respect to such domestic deposit account to perfect Bank’s Lien in such account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.
4.
RELEASE OF PARACHUTE INSURANCE. All Liens of any kind, nature or description, whenever and however arising, in favor of Bank under each of the Existing Documents with respect to the equity interests of Parachute Insurance owned by Borrower (the “Equity Interests”) are hereby released and terminated and of no further force and effect and such releases are automatic and do not require any further action by any person or entity. If requested by Borrower or Buyer, Bank shall file a UCC-3 partial release financing statement relating to the Equity Interests. Bank agrees to promptly execute and deliver, at Borrower’s expense, any other further documents reasonably requested by Borrower or Buyer to further confirm and evidence the release above.
5.
CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
6.
NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, they have no defenses against the obligations to pay any amounts under the Indebtedness. Borrower (“Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, the Loan and Security Agreement and the other Existing Documents, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Existing Documents, and/or Bank’s actions to exercise any remedy available under the Existing Documents or otherwise.

7.
CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date of this Loan and Security Modification Agreement (except for representations and warranties expressly referring to a specific date shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such date), and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.
8.
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.
9.
CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
payment of all Bank Expenses incurred through the date hereof; and

(b)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
10.
REFERENCE TO AND EFFECT ON THE LOAN AND SECURITY AGREEMENT. Upon the effectiveness of this Loan and Security Modification Agreement, each reference in the Loan and Security Agreement and in other documents describing or referencing the Loan and Security Agreement to the “Agreement,” “Loan and Security Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Loan and Security Agreement shall mean and be a reference to the Loan and Security Agreement, as amended hereby.
11.
NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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12.
COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER: EVERQUOTE, INC., a Delaware corporation By: /s/ Joseph Sanborn Name: Joseph Sanborn Title: CFO	BANK: WESTERN ALLIANCE BANK, an Arizona corporation By: /s/ Darren Gastrock Name: Darren Gastrock Title: Director